SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 12, 2021

ENPRO INDUSTRIES, INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)

(704) 731-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 12, 2021, EnPro Holdings, Inc. (“EnPro Holdings”), a direct subsidiary of EnPro Industries, Inc. (the “Company”), and Compressor Products Holdings Limited (UK), EnPro Hong Kong Holdings Company Limited, Garlock GmbH, Compressor Products International Canada, Inc. and Garlock of Canada Ltd., each an indirect subsidiary of the Company (collectively with EnPro Holdings, the “Sellers”), and Granite US Holdings Corporation (the “Buyer”) and Granite Holdings II B.V. entered into an Equity and Asset Purchase Agreement dated as of October 12, 2021 (the “Purchase Agreement”) providing for the purchase (the “Transaction”) by the Buyer from the Sellers of specified equity interests and assets held by the Sellers with respect to the business (the “CPI Business”) of designing, manufacturing, selling and providing precision-engineered PTFE-based piston rings, rider rings and packing rings, metal wiper rings and packing cases, valves, lubrication components and systems, condition monitoring devices and maintenance and reconditioning and overhauling services to the global reciprocating compressor market.  In connection with the entry into the Purchase Agreement between the Sellers and the Buyer, on October 12, 2021, EnPro Holdings and Coltec Industries France SAS (“Coltec France”), an indirect subsidiary of the Company and the direct parent of CPI-Liard SAS, which operates the portion of the CPI Business conducted in France (“CPI France”), entered into a Put Option Agreement dated as of October 12, 2021 (the “Put Option Agreement”) with the Buyer.  Under the Put Option Agreement, the Buyer has irrevocably provided Coltec France with the right to require the Buyer to purchase all of the shares of CPI France on terms set forth therein and in the Purchase Agreement (the “Put Option”), which Put Option may be exercised at Coltec France’s sole discretion only following completion of the required employee consultation processes with the employees of CPI France, including with the relevant works councils in France, with respect to such a sale of CPI France.  The Purchase Agreement provides for an aggregate purchase price of the CPI Business, including CPI France, of $195 million.  The purchase price is subject to potential adjustment based on the amount, on the date the Transaction is consummated, of cash, debt and working capital of the entities to be sold in the Transaction, as well as for the amount of specified selling expenses.

The completion of the Transaction is subject to certain customary closing conditions, including, but not limited to, the absence of any order of a court prohibiting the consummation of the Transaction and certain regulatory actions, including the expiration or termination of waiting periods administered by, or other required approvals of, specified governmental competition authorities.  In addition, the Buyer’s obligation to consummate the Transaction is further conditioned upon the entry by Coltec France into an adherence agreement, agreeing to the sale of all of the shares of CPI France to the Buyer on the terms and conditions set forth in the Purchase Agreement, after having exercised Put Option.  The Purchase Agreement does not include a financing condition to the completion of the Transaction.

The Purchase Agreement contains customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement.  The representations and warranties in the Purchase Agreement are the product of negotiations among the parties to the Purchase Agreement and are made to, and solely for the benefit of, the party to whom such representations and warranties are made, in each case as of specified dates.  Such representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, and may not be relied upon by any other person.  The Purchase Agreement provides that each of the parties is required to use its reasonable best efforts to consummate the Transaction, including by making filings with specified governmental authorities.

The Purchase Agreement contains customary termination provisions in favor of both the Sellers and the Buyer, including a right to terminate the Purchase Agreement if the Transaction has not been consummated on or prior to June 12, 2022 (or such later date, if any, as the Buyer and EnPro Holdings agree upon in writing) (the “Termination Date”).  The Purchase Agreement includes provisions under which the Sellers and the Buyer, following the consummation of the Transactions, are to indemnify the other party for certain retained or acquired liabilities and purchased or excluded assets, each as applicable, for the indemnification following the consummation of the Transaction of the Buyer by the Sellers with respect to certain pre-closing tax matters, and for the indemnification of the Sellers by the Buyer with respect to specified performance bonds, corporate guarantees and similar instruments of the Sellers that remain outstanding following the consummation of the Transaction.

The Purchase Agreement provides that simultaneous with the closing of the Transaction, the parties will enter into certain ancillary documents and agreements, including, among others, a transition services agreement.

The Put Option Agreement requires EnPro Holdings and Coltec France to use their reasonable endeavors to procure that the employee consultation processes with respect to the employees of CPI France are carried out in accordance with best practices and are completed in accordance with applicable laws.  The Put Option Agreement provides that, in the event that Coltec France decides to exercise the Put Option, immediately upon the delivery of notice of exercise of the Put Option by Coltec France to the Buyer, Coltec France is required to enter into an adherence agreement agreeing to the sale of all of the shares of CPI France to the Buyer on the terms and conditions set forth in the Purchase Agreement.  The Put Option Agreement provides that the right of Coltec France to exercise the Put Option expires if Coltec France does not deliver to the Buyer notice of exercise of the Put Option by 11:59pm (EST time) on the date falling five Business Days (as defined in the Purchase Agreement) after the date on which the last of the applicable employee consultation processes (as provided therein) will have been completed, or will be deemed to have been completed as provided as provided therein, or such later date as may be agreed between the Buyer, Coltec France and EnPro Holdings, which date may be no later than the Termination Date.

The foregoing descriptions of the Purchase Agreement and the Put Option Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of, respectively, the Purchase Agreement and the Put Option Agreement, which are filed herewith as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On October 12, 2021, the Company issued a press release announcing the execution of the Purchase Agreement and the Put Option Agreement.  A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished in Item 7.01, including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Exhibit Description

Exhibit 10.1
Equity and Asset Purchase Agreement dated as of October 12, 2021 among EnPro Holdings, Inc., Compressor Products Holdings Limited (UK), EnPro Hong Kong Holdings Company Limited, Garlock GmbH, Coltec Industries France SAS, Compressor Products International Canada, Inc., Garlock of Canada Ltd., Granite US Holdings Corporation and Granite Holdings II B.V. *

Exhibit 10.2	Put Option Agreement dated as of October 12, 2021 between EnPro Holdings, Inc., Coltec Industries France SAS and Granite US Holdings Corporation

Exhibit 99.1	Press release dated October 12, 2021.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Certain schedules, annexes and exhibits referred to therein have been omitted pursuant to Item 601(a)(5) of Regulation S-K, copies of which will be provided to the Securities and Exchange Commission upon request.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and exhibits filed and furnished with this Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby.  The words “expect,” “anticipate,” “plan,” “target,” “project,” “believe” and similar expressions identify forward-looking statements.  Forward-looking statements include, without limitation, statements about whether or when the Transaction will be consummated and the anticipated timing or benefits thereof; the application of the anticipated net proceeds thereof; expected financial position; results of operations; business strategy; operating plans; capital and other expenditures, plans and objectives.  These statements are only predictions.  The Company cautions that these statements are based on current estimates of future events and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates.  The Company cautions the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by these forward-looking statements.  The potential risks and uncertainties include, among others, the possibility that the Company and the Buyer may be unable to obtain regulatory approval or that other conditions to closing the Transaction or the exercise of the Put Option may not be satisfied such that the Transaction will not close or that the closing may be delayed; general economic conditions; the possibility of unexpected costs, liabilities or delays in connection with the Transaction; risks that the Transaction disrupts current plans and operations of the Company; the ability to recognize the benefits of the Transaction; the amount of the costs, fees, expenses and charges related to the Transaction; the outcome of any legal proceedings that may arise with respect to the Transaction; and the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement or the Put Option Agreement.  In addition, all forward-looking statements should be read in conjunction with the Company’s documents filed with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2020 and its Quarterly Report on Form 10-Q for the period ended June 30, 2021.  These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements.  These risk factors may not be exhaustive.  Further, the Company operates in a continually changing business environment and cannot predict new risk factors that may arise as a result of these changes.  Statements in this Current Report on Form 8-K and any exhibit filed or furnished herewith speak only as of the date hereof.  The Company disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 12, 2021

ENPRO INDUSTRIES, INC.

		By:	/s/ Robert S. McLean
Robert S. McLean
Executive Vice President, General Counsel and Secretary